Exhibit 99.2

ELECTION STATEMENT

In connection with the Plan and Agreement of Merger, dated as of March 27, 2013, by and among Glacier Bancorp, Inc. (“Glacier”), Glacier Bank, North Cascades Bancshares, Inc. (“Bancshares”) and North Cascades National Bank.

If delivering by mail:	If delivering by hand or courier:

DO NOT MAIL THIS ELECTION STATEMENT TO GLACIER OR BANCSHARES

PLEASE DO NOT SEND YOUR BANCSHARES STOCK CERTIFICATES AT THIS TIME. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMITTING YOUR STOCK CERTIFICATES WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER (AS DEFINED BELOW).

DIRECT ANY QUESTIONS TO                                          (THE “EXCHANGE AGENT”).

This Election Statement (“Election Statement”) is being delivered in connection with the Plan and Agreement of Merger, dated as of March 27, 2013 (the ‘‘Merger Agreement’’), by and among Glacier, Glacier Bank, Bancshares and North Cascades National Bank. The Merger Agreement provides for the acquisition of Bancshares by Glacier, with Glacier continuing as the surviving corporation (the “Merger”). Immediately thereafter, North Cascades National Bank will merge with and into Glacier Bank, with Glacier Bank surviving as a wholly owned subsidiary of Glacier, and the former branches of North Cascades National Bank will either operate under the name “North Cascades Bank” or “NCNB” as a division of Glacier Bank. This election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Statement. In particular, the Merger Agreement contains allocation and proration provisions to ensure that the aggregate amount of cash that would be paid in the Merger is equal to the Total Cash Amount (as defined in the Merger Agreement) and that the aggregate amount of stock that would be paid in the Merger is equal to the Total Stock Amount (as defined in the Merger Agreement). Accordingly, you understand that the preferences you may express in this Election Statement with respect to the kind of merger consideration you wish to receive may not be satisfied in full depending upon the preferences of other Bancshares shareholders. Any adjustments to the elections will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement that is attached as Appendix A to the proxy statement/prospectus dated [June     ], 2013 (the “Proxy Statement”). The Proxy Statement accompanies this Election Statement. The undersigned acknowledges receipt of the Proxy Statement by signing this Election Statement.

BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS TO THIS ELECTION STATEMENT AND TO CONSULT WITH YOUR PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHICH ELECTION TO MAKE. The tax consequences to a holder will vary depending upon the election made and other factors. See the section of the Proxy Statement entitled “Material Federal Income Tax Consequences of the Merger.”

PLEASE SEND IN YOUR COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER YOUR RECEIPT OF THIS FORM IN THE GREEN RETURN ENVELOPE PROVIDED. To make an election, an Election Statement must be received by the Exchange Agent on or before 5:00 p.m., Pacific Time, on the date four (4) days prior to the Effective Date (as defined in the Merger Agreement), which is referred to as the “Election Deadline.” The Election Deadline is not currently known. Glacier and Bancshares will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Glacier’s and Bancshares’ website (https://www.glacierbank.com/) and (https://www.ncnbank.com), respectively, (ii) a joint press release issued by Glacier and Bancshares, and (iii) the filing by Glacier of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. If a Bancshares shareholder does not submit a properly completed and signed Election Statement that is received by the Exchange Agent prior to the Election Deadline, such shareholder will be deemed not to have made an election. Bancshares shareholders not making an election may receive cash, shares of Glacier common stock or a mix of cash and shares of Glacier common stock depending on, and after giving effect to, the proration and allocation procedures set forth in the Merger Agreement and the number of valid cash elections and stock elections that have been made by other Bancshares shareholders.

If some or all of your shares of Bancshares common stock are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions.

As soon as reasonably practicable following the Effective Time (“Effective Time,” as defined in the Merger Agreement) of the Merger, and in any event no later than two (2) business days after such Effective Time, the Exchange Agent will mail to each Bancshares shareholder who was a holder of record of Bancshares common stock immediately prior to the Effective Time (i) a Letter of Transmittal and (ii) instructions for effecting the surrender of their shares of Bancshares common stock, whether held in certificated or book-entry form.

ELECTION STATEMENT

INFORMATION ABOUT YOU AND YOUR SHARES

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	DESCRIPTION OF SHARES (Please fill in. Attach separate schedule if needed.)
	Certificate No(s)	Number of Shares

TOTAL SHARES

ELECTION OPTION (MARK ONLY ONE BOX)

☐ ALL STOCK ELECTION: Exchange all of my shares of Bancshares common stock for shares of Glacier common stock, plus cash in lieu of fractional shares (the “Stock Election”).

☐ ALL CASH ELECTION: Exchange all of my shares of Bancshares common stock for cash (the “Cash Election”).

☐ COMBINATION OF STOCK AND CASH ELECTION: Exchange all of my shares of Bancshares common stock for a combination of shares of Glacier common stock and cash based on the percentages of cash and stock to be paid by Glacier in the Merger (the “Mixed Election”).

See the section entitled “Risk Factors” in the Proxy Statement for a discussion of factors you should consider in making your election.

REQUIRED SIGNATURES — All Shareholders must sign below.

X

Signature of Shareholder	Date

X

Signature of Shareholder (if joint account)	Date

Social Security Number	or Employer Identification Number:

- -	-

INSTRUCTIONS FOR COMPLETING THE ELECTION STATEMENT

Although you are not being requested to submit your stock certificates at this time, please be aware that all holders of Bancshares common stock must surrender their Bancshares stock certificates to the Exchange Agent in order to receive the merger consideration that they are electing. A separate Letter of Transmittal will be delivered to you after the consummation of the Merger along with instructions for effecting the surrender of your shares of Bancshares common stock, whether held in certificated or book-entry form. Until Bancshares stock certificates are received by the Exchange Agent, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Bancshares stock certificates will not receive Glacier shares and/or cash consideration (or any dividends or other distributions payable on any such Glacier shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or any dividends.

If your Bancshares stock certificates are lost, stolen or destroyed, please contact Shelley Bird at (509) 682-4502 prior to consummation of the Merger.

The section entitled “Election Option” in this Election Statement allows certain Bancshares shareholders to elect to receive merger consideration in the form of shares of Glacier common stock (a “Stock Election”), cash (a “Cash Election”), or a combination of Glacier common stock and cash (a “Mixed Election”). If a Bancshares shareholder does not submit a properly completed and signed Election Statement that is received by the Exchange Agent prior to the Election Deadline, such shareholder will be deemed not to have made an election. Bancshares shareholders not making an election may receive cash, shares of Glacier common stock or a mix of cash and shares of Glacier common stock depending on, and after giving effect to, the proration and allocation procedures set forth in the Merger Agreement and the number of valid cash elections and stock elections that have been made by other Bancshares shareholders.

YOU MUST SUBMIT A COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER RECEIPT. To make an election, a completed Election Statement must be received by the Exchange Agent on or before 5:00 p.m., Pacific Time, on the date four (4) days prior to the Effective Date (as defined in the Merger Agreement), which is referred to as the “Election Deadline.” The actual Election Deadline is not currently known. Glacier and Bancshares will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Glacier’s and Bancshares’ website (https://www.glacierbank.com/) and (https://www.ncnbank.com), respectively, (ii) a joint press release issued by Glacier and Bancshares, and (iii) the filing by Glacier of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. If you fail to submit an Election Statement that is received by the Exchange Agent prior to the Election Deadline, or if your Election Statement is improperly completed and/or is not signed, you will be deemed not to have made an election and you may receive cash, shares of Glacier common stock or a mix of cash and shares of Glacier common stock depending on, and after giving effect to, the proration and allocation procedures set forth in the Merger Agreement and the number of valid cash elections and stock elections that have been made by other Bancshares shareholders.

Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement provided to you in connection with the Bancshares shareholders’ meeting being held to consider and vote to approve the Merger Agreement and other related matters. The Merger Agreement is included as Appendix A to the Proxy Statement. Extra copies of the Proxy Statement may be requested from Glacier at (406) 756-4200 or Bancshares at (509) 682-4502. SUBMITTING THIS ELECTION STATEMENT DOES NOT CONSTITUTE A VOTE ON THE MERGER AGREEMENT OR ANY OTHER MATTER. IN ORDER TO VOTE YOUR SHARES, YOU MUST COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENVELOPE ENCLOSED WITH THE PROXY STATEMENT OR IN PERSON AT THE BANCSHARES SPECIAL MEETING. DO NOT RETURN PROXY MATERIALS TO THE EXCHANGE AGENT.

INSTRUCTION 1. ELECTIONS, CERTIFICATES AND SHARE ALLOCATIONS. You may select ONE of the following options on the Election Statement: (l) Stock Election, (2) Cash Election, or (3) Mixed Election. Please read the section entitled “The Merger” in the Proxy Statement for a discussion of these options and the allocation and proration procedures associated with them. In order to make a valid election, you must complete the section entitled “Election Option” to indicate your desired form of merger consideration. To properly complete the Election Statement, each shareholder must also complete the section entitled “Information About You and Your Shares.” In the “Description of Shares” box at the top of the Election Statement, (i) enter the certificate number(s) of the Bancshares common stock certificate(s) which you own under the heading “Certificate No(s)” and (ii) enter the corresponding number of shares represented by each certificate under the heading “Number of Shares.” If the space provided is insufficient, attach a separate sheet listing this information. All holders of Bancshares common stock will be required to surrender their Bancshares stock certificates to the Exchange Agent in order to receive the merger consideration. As described in the Proxy Statement, the aggregate merger consideration consists of $13,550,000 in cash (subject to adjustment in certain circumstances) (the “Total Cash Amount”) and 874,194 shares of Glacier common stock (subject to adjustment in certain circumstances). Because the aggregate amount of cash and stock to be paid in the Merger is fixed, all elections are subject to the proration and allocation procedures described in the Merger Agreement and the Proxy Statement to ensure that the aggregate amount of cash that would be paid in the Merger is equal to the Total Cash Amount.

INSTRUCTION 2. ELECTION DEADLINE. YOU MUST SUBMIT A COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER RECEIPT. To make an election, a completed Election Statement must be received by the Exchange Agent on or before 5:00 p.m., Pacific Time, on the date four (4) days prior to the Effective Date (as defined in the Merger Agreement). The actual Election Deadline is not currently known. Glacier and Bancshares will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Glacier’s and Bancshares’ website (https://www.glacierbank.com/) and (https://www.ncnbank.com), respectively; (ii) a joint press release issued by Glacier and Bancshares; and (iii) the filing by Glacier of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. The Exchange Agent will have reasonable discretion to determine whether an Election Statement is received on a timely basis and whether an Election Statement has been properly completed. Any such determinations are conclusive and binding.

INSTRUCTION 3. REVOCATION OR CHANGE OF ELECTION STATEMENT. Prior to the Election Deadline, any Election Statement may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Statement, but to be effective, such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. Following any proper revocation, unless a properly completed Election Statement is thereafter properly submitted and received by the Exchange Agent prior to the Election Deadline, you will be deemed not to have made an election and you may receive cash, shares of Glacier common stock or a mix of cash and shares of Glacier common stock depending on, and after giving effect to, the proration and allocation procedures set forth in the Merger Agreement and the number of valid cash elections and stock elections that have been made by other Bancshares shareholders.

INSTRUCTION 4. SIGNATURES ON ELECTION STATEMENT.

a)	All signatures must correspond exactly to the name written on the face of the Bancshares stock certificates without alteration, variation or any change whatsoever.

b)	If this Election Statement is signed by a person(s) other than the record holder(s) of the Bancshares stock certificates delivered (other than as set forth in paragraph (c) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate(s).

c)	If this Election Statement is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the Bancshares stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

INSTRUCTION 5. DELIVERY OF ELECTION STATEMENT. This Election Statement, properly completed and duly executed, should be delivered to the Exchange Agent in the GREEN envelope provided, at the address set forth on the front of the Election Statement. Insert in the box at the top of the Election Statement the certificate number(s) of the Bancshares common stock certificate(s) which you own and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

INSTRUCTION 6. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. Each holder of record of Bancshares common stock is entitled to make an election covering all Bancshares shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds Bancshares common stock in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Bancshares common stock held through such nominee record holders, but such elections must be made on one Election Statement. Beneficial owners who are not record holders are not entitled to submit Election Statements. If some or all of your shares of Bancshares common stock are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions. Persons submitting an Election Statement on behalf of a registered shareholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 4 above.

INSTRUCTION 7. MISCELLANEOUS. None of Glacier, Bancshares, or the Exchange Agent is under any duty to give notification of defects in any Election Statement. Glacier, Bancshares and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Glacier, Bancshares and the Exchange Agent has the absolute right to reject any and all Election Statements not in proper form or to waive any irregularities in any Election Statement. ALL ELECTION STATEMENTS WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

INSTRUCTION 8. INFORMATION AND ADDITIONAL COPIES. All inquiries with respect to the completion of the Election Statement, including requests for additional copies of the Election Statement, should be made directly to the Exchange Agent at (877) 248-6417 or (718) 921-8317.